[CIK]      0000914670
[NAME]     CORRECTIONAL SERVICES CORPORATION


A.G. Contract                                     D.C. Contract
No:    KR97-2485                                  No: DC-PO-PRIV-96/97-6626-2


                             STATE OF ARIZONA
                         DEPARTMENT OF CORRECTIONS
                            1601 West Jefferson
                          Phoenix, Arizona 85007

                           AMENDMENT NUMBER TWO

     The Agreement entered into between Correctional Services Corporation, hereinafter referred to as CSC and the Director of the Arizona Department of Corrections, hereinafter known as the Department, is hereby amended as follows:

Purpose of Amendment:

     1. To update the Agreement to reflect current titles, the Contractor's corporate name, terms and operational functions.
     2. To revise designated Attachments to update language and reflect additional requirements regarding the provision of armed escorts.


All other terms and conditions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto agree to carry out the terms of this Agreement.


CORRECTIONAL SERVICES CORPORATION            ARIZONA DEPARTMENT OF CORRECTIONS

\s\  J.F. Slattery                             \s\  Terry L. Stewart   12/18/97
Signature of Authorized Individual/Date  Signature of Authorized Individual/Date
James F. Slattery                               Terry L. Stewart
Typed Name                                      Typed Name
President, Chief Executive Officer              Director
Typed Title                                     Typed Title
1819 Main Street, Suite 1000                    1601 West Jefferson, M/C 445
Sarasota, Florida 34236                         Phoenix, Arizona 85007
Address                                         Address

                    Additional Signatures as Applicable

______________________________________        \s\ Charles L. Ryan     12/15/97
Signature              Date                   Signature               Date
______________________________________        Charles L. Ryan
Typed Name                                    Typed Name
______________________________________        Deputy Director, Prison Operations
Typed Title                                   Typed Title

    Approved as to form this 27th day of October, 1997.

                                GRANT WOODS
                           The Attorney General

                 By:______________________________________
                        Assistant Attorney General

The Agreement number is changed from DC-CCD-PRIV-94/95-6626 to DC-PO-PRIV-94/95-6626.

To change the name of Esmor Correctional Services, Inc. to Correctional Services Corporation (CSC). This change in name is supported by Amendment to Articles of Incorporation filed August 1, 1996, with the State of Delaware and the Corporation's Application for new authority to Transact Business in Arizona dated August 7, 1996. Copies of which are on file with the Department. All references to Esmor throughout this document shall now mean CSC.

ARTICLE I - Definitions

Now Reads...

ASSISTANT DIRECTOR, COMMUNITY CORRECTIONS DIVISION - Department employee charged with managing this Agreement and providing direction to Esmor relative to the Agreement.

Change to Read...

DEPUTY DIRECTOR, PRISON OPERATIONS - Department employee charged with managing this Agreement and providing direction to CSC relative to the Agreement.

Now Reads...

CONTRACTS ADMINISTRATION OFFICE - Office within the Department of Corrections charged with the responsibility of managing and maintaining professional services contracts and, as such, serves as the official repository for all professional service contracts entered into between the Department and private entities.

Change to Read...

CONTRACTS ADMINISTRATION UNIT - Office within the Department of Corrections responsible for managing professional services procurements and maintaining master files related to such procurement activities. This office serves as the repository for all documentation, correspondence, financial and monitoring data, etc., generated during the term of a contract, to include renewal terms.

Now Reads...

DEPARTMENT POLICIES, DIRECTOR'S MANAGEMENT ORDERS (DMOs), FINANCIAL SERVICES PROCEDURES AND INTERNAL MANAGEMENT PROCEDURES (IMPs) - Department regulations and management directives issued by executive staff of the Department which govern the administration and operation of the Department as a whole and the individual institutions consistent with statutes, rules and sound correctional practices. At some future date, written guidelines currently referred to as Department Policies, DMOs, IMPs and Financial Services Procedures will be called either Department Orders or Technical Manuals. Unless otherwise specified, Department Orders or Manuals when used herein, shall mean all forms of written instructions as identified in Attachment #8 and applicable to the specific situation. Refer to Attachment #8 for definitions of all types of written instructions used by the Department.

Change to Read...

DEPARTMENT WRITTEN INSTRUCTIONS - Department Orders issued by the Director which govern the administration and operation of the Department consistent with statutes, rules and sound correctional practices. Attachment #8 is hereby retired, but left in sequence to show the previous agreement.

Now Reads...

DWI OR DUI INMATE - An inmate committed to the Department under A.R.S. 28-692.01 or 28-692.02 as amended to 28-697 for driving while under the influence of intoxicating liquor or drugs.

Change to Read...

DUI INMATE - An inmate committed to the Department under A.R.S. 28-692.01 or
28.697 for driving while under the influence of intoxicating liquor or drugs.

Now Reads...

ESMOR'S PROCEDURES - Those procedures prepared by Esmor and approved by the Department that are based on Department Orders and/or Technical Manuals. The procedures provide broad direction to Esmor's staff in the operation, management and maintenance of the secure DWI prison.

Change to Read...

CSC INSTITUTIONAL ORDERS - Those procedures prepared by CSC and approved by the Department that are based on Department Written Instructions. The procedures provide broad direction to CSC's staff in the operation, management and maintenance of the secure prison.

Now Reads...

INMATE WORK CONTRACT - A three-party Agreement entered into between the Department, Esmor and another governmental entity whereby inmates assigned to the private prison can provide labor for public works activities or other work projects authorized by the Department.

Change to Read...

INMATE WORK AGREEMENTS - Multi-party agreements entered into between the Department, CSC and other parties for the provision of inmate labor for work activities with public or private entities as authorized by the Department.

Now Reads...

PRE-SERVICE SECURITY TRAINING - Training specified by the Department as equivalent to that provided by the Department for security officers and required to be provided by Esmor to all staff designated by Esmor as security officers. Such training shall consist of 215 academy hours followed by at least 40 hours of on-the-job (OJT) training under direct supervision of an experienced security officer.

Change to Read...

PRE-SERVICE SECURITY TRAINING - Training specified by the Department as equivalent to that provided by the Department for security officers and required to be provided by CSC to all staff designated by CSC as security officers. Such training shall be in compliance with Attachment #3, as changed by Amendment Number Two, followed by at least 40 hours of on-the-job (OJT) training under direct supervision of an experienced security officer.

Add the following definition:

CAPITAL EQUIPMENT - Item(s) acquired by CSC with monies from the Welfare and Benefits Fund with a unit cost of $5,000 or more and a useful life of at least one year. Unit cost includes applicable sales tax, freight and other ancillary costs to place the asset in its intended location.

ARTICLE II, Term of the Agreement,
Paragraph 2.3.3 et. seq.
Now Reads...

2.3.3 If it is determined by the Director that the renewal term option shall be exercised, negotiations for cost or price adjustments may be conducted by the Department with Esmor relative to the provision of contracted services superior in quality to service provided by the State at essentially the same cost as the State.

    2.3.3.1 If cost or price adjustments are recommended as a result of negotiations, such recommendations shall be made in accordance with A.R.S. 41-1609.01.

Change as follows:
    Delete in their entirety and replace as follows:

2.3.3 If the Director determines that the option to renew shall be exercised, written notice shall be provided to CSC by certified mail, return receipt requested, prior to the expiration date. Subsequent to provision of written notice, an amendment shall be generated to reflect:

    2.3.3.1     The new expiration date.

    2.3.3.2 Negotiated agreements regarding changes in services, annual cost adjustments and any other requests for changes submitted by CSC in accordance with A.R.S. 41-1609.01 and parameters stipulated by Article IX.

Paragraph 2.3.4 et seq.
Now Reads...

2.3.4 If the Agreement is to be renewed, a formal Amendment shall be prepared and executed in accordance with Article IX prior to the expiration date of the Agreement. The amendment shall reflect any negotiated change in services and the amended expiration date as well as price or cost adjustments authorized by the Legislature, if any.

    2.3.4.1 If the Agreement is not renewed, the Department shall remove all inmates from Esmor's private prison no later than the date of termination.

Change as follows:
    Delete in their entirety and replace as follows:

2.3.4 If the Agreement is not renewed, the Department shall remove all inmates from the CSC facility no later than the expiration date.

ARTICLE IV - Recruitment/Hiring/Staff Training
Subparagraph 4.1.4.2
Now Reads...

4.1.4.2 Personnel hired by Esmor for the positions listed below shall be registered by DPS as a security guard (officer) in accordance with the requirements of A.R.S. Title 32, Chapter 26, Article 3 prior to initiation of service. Additionally, prior to assuming job responsibilities, Esmor shall ensure that each security officer has passed all required physical and psychological examinations as well as attended and successfully completed required pre-service security officer training, to include non-lethal weapons training, physical fitness training and 40 hours of OJT.

         Esmor's designated security officer positions:

         -  Chief of Security        -    Central Control Center Officer
         -  Shift Supervisor         -    Public Works Supervision Officer
         -  Housing Unit Officer     -    Visitation Officer
         -  Intake Officer           -    Transportation Officer
         -  Recreation Officer

Change to Read...

4.1.4.2 Personnel hired by CSC for the positions listed below shall be registered by DPS as a security guard (officer) in accordance with the requirements of A.R.S. Title 32, Chapter 26, Article 3 prior to initiation of service. Additionally, prior to assuming job responsibilities, CSC shall ensure that each security officer has passed all required physical and psychological examinations as well as attended and successfully completed required pre-service security officer training, to include weapons training, physical fitness training and 40 hours of on-the-job-training (OJT). Security officers designated by CSC as armed escorts shall complete firearms training as specified in Attachment #3.

         CSC's designated security officer positions:

         -  Chief of Security         -     Central Control Center Officer
         -  Shift Supervisor          -     Public Works Supervision Officer
         -  Housing Unit Officer      -     Visitation Officer
         -  Intake\Release Officer    -     Transportation Officer
         -  Recreation Officer

Add Subparagraph 4.5.4.5 as follows:

4.5.4.5 Security officers designated by CSC and approved by the Department as armed escorts shall qualify annually with a revolver as required by Department Order 510.

Paragraph 4.13
Now Reads...

4.13 Prior to receipt of the first inmate, the Department shall provide up to forty (40) hours of training relative to inmate trust accounts to designated Esmor staff. If requested by Esmor, additional training may be provided relative to dedicated discharge accounts and inmate payments for health services in order to ensure inmate trust account records and transactions satisfy requirements of the law and the needs of the Department. Esmor shall maintain inmate trust account information in accordance with the Department's recordkeeping requirements.

Change to Read...
4.13 Initial training for the specialty training and inmate systems as well as supplemental training required due to the introduction by the Department of procedural revisions shall be provided by the Department at no cost to CSC. The Department shall furnish to the CSC Warden at the conclusion of each training, technical manuals or curriculum for use by CSC in the provision of training to replacement staff or as refresher training, except for training for the Inmate Accounting System. Technical manuals relative to the Inmate Accounting System shall be used by CSC staff relative to required procedures. The Department shall not provide further no cost training to CSC staff.

         4.13.1 CSC shall not be required to train staff relative to the Inmate Accounting System. Department Central Office staff shall provide initial training and necessary supplemental training to those CSC staff assigned responsibilities for inmate accounting activities. The Department shall charge CSC as described below if requested to repeat Inmate Accounting System training for the same CSC staff within six months after a training session has been conducted.

         4.13.2 CSC requests to the Department for training relative Specialty Training or Inmate Systems in excess of what is described above shall require, if approved, CSC to reimburse the Department for staff time and any other associated costs, e.g., travel expenses and overtime (as such costs are applicable). The Department shall, within thirty (30) days after training is provided, invoice CSC based on actual costs as determined from travel receipts, Positive Attendance Reports (PAR) and salary for each employee providing training. CSC shall make a check payable to the Arizona Department of Corrections within ten (10) days after receipt of invoice at the following address:

          Arizona Department of Corrections
          Attn:  Administrator, Bureau of Business & Finance
          1601 West Jefferson  M/C 210
          Phoenix, Arizona  85007

ARTICLE V - Provision, Operation and Management of Secure DWI Prison Paragraph 5.6.1
Now Reads...

5.6.1 A "secure" armory, i.e., hardened walls and ceiling, to store non-lethal weapons, ammunition and chemical agents in compliance with DMO 93-14.

Change to Read...

5.6.1 A "secure" armory, i.e., hardened walls and ceiling, to store all weapons, ammunition and chemical agents in compliance with Department written instructions.

Paragraph 5.9.6 and Subparagraph 5.9.6.1
Now Reads...

5.9.6 Esmor shall ensure that information relative to each inmate trust account is maintained to reflect all account transactions from the date of receipt of the inmate and the inmate's account balance until the date the inmate is released from the secure DWI prison and the account is closed (see Article VI, Paragraph 6.4). Esmor shall be responsible for all account transactions that occur during an inmate's assignment to the private prison.

         5.9.6.1 If an inmate is returned to a Department institution, Esmor shall prepare a check made payable to the "Department of Corrections" in the amount of the inmate's account balance. A transmittal indicating the inmate's name and Department number shall accompany the check. The check and transmittal shall be forwarded either with the inmate's records or within three (3) workdays after the inmate is transferred to the receiving institution.

Change to Read...

5.9.6 CSC shall utilize the Department's Inmate Accounting System and shall be accountable for inmate banking transactions from the date of receipt of an inmate until the date the inmate is either transferred, i.e., returned to a State prison, transferred to another private prison under contract with the Department, and the account is transferred to the inmates new location; or the inmate is released and the account is closed.

Paragraph 5.10 Now Reads...

5.10 Inmate Work Activities. Inmates assigned to the secure DWI prison shall be required to work in compliance with A.R.S. 31-251 Hard labor required of prisoners; labor classification; definition. Esmor shall comply with this statutory requirement by: (I) being a party to Agreements between and among the Department, Esmor, and existing public entity Contractors in the local area to enable the private prison to supply the inmate labor pool; (ii) locating additional public entities in the local area who want to contract with the Department and Esmor for the provision of inmate labor from the private prison;
(iii) implementing a Prison Work Program whereby jobs within the secure DWI prison will be created for inmates to perform; and (iv) fully cooperating in such activities.

          5.10.1 Three-Party Agreements - Contracts between and among the Department, another public entity and Esmor that will allow provision of inmate labor off the grounds of the private prison to support the work projects of the public entity.

               5.10.1.1 Esmor shall identify public entities who are interested in using inmate labor to assist in their public works projects. Negotiations conducted by the Department regarding such Agreements shall include concerns of Esmor. The Department shall be responsible for preparation, finalization and maintenance of all inmate work contracts generated in support of the secure DWI prison.

               5.10.1.2 Esmor shall be responsible, if required by the terms of each inmate work contract, for providing security supervision, transportation, lunches, etc., for such work activities.

               5.10.1.3 Esmor shall be responsible for ensuring the provision of medical services for injuries or illnesses incurred by inmates while participating in a contracted work program.

                - Emergency medical services required due to an injury or illness that occurs at a work site may be provided or arranged for by the public entity Contractor in order to protect the life or limb of an inmate.

          5.10.2 Prison Work Program - Work tasks identified by Esmor to be performed by assigned inmates to support the operations and maintenance of the private prison. Wages earned by inmates shall be in compliance with Department policy, i.e. IMP 309.0. The Department Contract Monitor shall approve the jobs identified in Esmor's Prison Work Program and allocation of said jobs by skill level to ensure that each is in compliance with Department objectives regarding pay and work assignments.

          5.10.3 In accordance with A.R.S. 31-255, as amended, DWI inmates may keep a portion of wages earned from work activities as follows:

               5.10.3.1 Thirty-three percent (33%) of an inmate's wage shall be deposited in the inmate's spendable account. Sixty-seven percent (67%) of an inmate's wage shall be provided to the Department to be deposited in the Alcohol Abuse Treatment Fund (Fund).

               5.10.3.2 Esmor shall ensure a record keeping system is established to track inmate wages so monies can be apportioned in accordance with A.R.S. 31-255 and Article VI of this Agreement.

Change to Read...

5.10     Inmate Work Activities

         5.10.1 Prison Work Activities - Inmates assigned to the secure prison shall be required to work in compliance with A.R.S. 31-251 Hard labor required of prisoners; labor classification; definition. All prison work activities shall be performed within the perimeter of the secure prison, except that the Department may consider, consistent with Department written instructions, allowing selected inmates to work outside the secure perimeter of the prison. CSC shall comply with A.R.S. 31-251 by implementing a Prison Work Program whereby jobs within the secure prison will be created for assigned inmates.

         5.10.1.1 The Department Monitor shall approve the jobs identified in CSC's Prison Work Program and the allocation of said jobs by skill level to ensure that each is in compliance with Department objectives regarding pay and work assignments. After initial approval of jobs, skill levels and wages, changes shall not be initiated by CSC without prior written approval of the Department Monitor.

         5.10.1.2 Wages earned by inmates participating in the Prison Work Program shall be in compliance with Department written instructions, regarding inmate wages.

         5.10.1.3 During the term of this Agreement, CSC shall process inmate payroll sheets for payment of inmate wages on a bi-weekly basis and in accordance with the inmate accounting system. All payroll sheets are to be processed through the Department's Contract Monitor for verification of payroll charges prior to submittal to the CSC inmate banking technician.

         5.10.1.4 Each month, during the term of this Agreement, a list of all jobs within the CSC Prison Work Program shall accompany the second inmate payroll request. The list shall indicate which jobs have been filled during the last thirty-day period, total inmate wages earned for each job, and the average wage earned for the thirty-day period. The list shall also identify any problems or concerns CSC may have regarding the Prison Work Program in any given thirty-day period. The Department Contract Monitor may request CSC to provide additional information to verify that the CSC Prison Work Program is meeting the intent of A.R.S. 31-251 and the mission of the secure prison.

                   - The Department Monitor shall immediately advise the CSC Warden of concerns identified in review of the monthly listing of inmate jobs, average pay or level of work activity based on the content of the report or based on observation of inmate performance as part of the routine monitoring of inmate activity within the secure prison.

     5.10.2 Inmate Work Agreements - Work activities authorized by multi-party agreements between and among the Department, CSC and other entities that will allow provision of inmate labor off the grounds of the secure prison (A.R.S. 31-252 or A.R.S. 41-1624.01).

             5.10.2.1 Entities interested in using DUI labor shall be identified. Negotiations conducted by the Department regarding such agreements shall include concerns of CSC. The Department shall be responsible for preparation, finalization and maintenance of all DUI inmate work agreements generated in support of the secure prison. This does not restrict CSC from seeking and developing work arrangements for Department consideration.

             5.10.2.2 CSC shall be responsible, if required by the terms of each inmate work agreement, for providing security supervision, transportation, lunches, etc., for such work activities.

             5.10.2.3 CSC shall be responsible for ensuring the provision of medical services for injuries or illnesses incurred by inmates while participating in a work program, contracted or otherwise, unless otherwise specified in an agreement.

                       - Emergency medical services required due to an injury or illness that occurs at a contracted work site may be provided or arranged for by the work Contractor in order to protect the life or limb of an inmate.

Add Paragraph 5.15.6.2 as follows:

             5.15.6.2 Any non-emergency medical care for an inmate which requires hospitalization shall require compliance with the Department's outside review committee procedures and shall meet the Constitutional mandate of the 8th and 14th amendments. CSC's primary medical care provider shall participate in the Department's Health Services Provider Orientation Program.

Paragraph 5.17 et seq.
Now Reads...

5.17 Inmate Activities and Recreation Fund (A&R Fund) - The private prison shall have an A&R Fund managed by Esmor to be used for the benefit of assigned inmates. This account shall be funded from profits from the inmate commissary and inmate telephone system.

      5.17.1 Esmor shall provide to the Department's Administrator, Bureau of Business & Finance, all financial reports required by Department Financial Services Procedure #2115, Special Services (A&R) Fund Reports.

      5.17.2 In the event this Agreement is terminated as permitted herein, Esmor shall return all funds deposited in the private prison's A&R Fund along with the closeout Special Service (A&R) Fund Report to the Department at the following address:

             Department of Corrections
             Attention: Administrator, Bureau of Business & Finance 1601 West Jefferson, M/C 210
             Phoenix, Arizona 85007

Change to Read...

5.17 Inmate Welfare and Benefits Fund (W&B Fund) - The secure prison shall have a W&B Fund managed by CSC to be used for the benefit of assigned inmates. The account shall be funded from profits resulting from the sale of commissary goods and from revenues received by CSC from the Department's vendor for the inmate telephone system.

      5.17.1 CSC shall manage the W&B Fund in a manner identical to the Department's management of the Special Services Fund to include compliance with the provisions of written instructions which govern the Special Services Fund.

              5.17.1.1 Monies earned by CSC from the inmate telephone system shall be forwarded from the vendor of the Department's inmate telephone system directly to CSC for deposit in the W&B Fund.

              5.17.1.2 Net income from the sale of commissary goods is to be distributed to the W&B Fund in accordance with Paragraph 5.19.2.

              5.17.1.3 At the conclusion of this Agreement, whether due to expiration or termination, all remaining equipment, capital and inventorial, which was purchased with W&B funds shall be transferred to the Department.

      5.17.2 CSC shall submit for Department approval written institutional orders supporting the management of the W&B Fund to include directions relative to the use of a competitive bidding process for purchases from the W&B Fund.

      5.17.3 During the term of this Agreement, the Department shall review all proposed CSC expenditures from the W&B Fund relative to compliance with all related Department written instructions and to assure that security and safety issues are not compromised by a proposed purchase. Such review by the Department shall not be considered to be an approval of any purchase or of any fiscal issues relating to the W&B Fund or purchases therefrom.

              5.17.3.1 Costs for the operation of the Inmate Commissary may be paid by CSC from the W&B Fund, e.g., salary costs of a Commissary Manager, equipment required to provide commissary goods to inmates such as ice machines, freezer boxes, etc.

                        - If the Commissary Manager's salary was previously paid via per diem, and CSC wishes to pay the Manager's salary from the W & B Fund, the per diem shall be decreased accordingly.

              5.17.3.2 Major purchases by CSC with W&B Funds shall require the use of competitive sealed bidding processes that conform to standard procurement practices. Major purchases are defined as:

                        - Purchases estimated to cost from $1,000 to $5,000 which shall require multiple verbal or written quotations.

                        - Purchases estimated to cost in excess of $5,000 which shall require multiple written quotations.

              5.17.3.3 Purchases made with monies from the W&B Fund must conform to and be consistent with the types of items authorized for purchase from the Department's Special Services Fund.

              5.17.3.4 CSC shall provide to the Department's Administrator, Bureau of Business & Finance, all financial reports required by Department written instructions. A copy of each report shall be provided to the Department Monitor.

              5.17.3.5 In the event this Agreement is terminated as permitted herein, CSC shall return all funds deposited in the secure prison's W&B Fund, less commissary capitalization, if still applicable, along with the closeout Special Services (A&R) Fund Report to the Department at the following address:

              Department of Corrections
              Attn: Administrator, Bureau of Business and Finance
              1601 West Jefferson, M/C 210
              Phoenix, Arizona 85007

              5.17.3.6 During the term of this Agreement, or renewal thereof, the financial status of the W&B Fund shall be reviewed by CSC and the Department to determine whether adequate funds are available to accommodate per diem expenses in the form of costs for recreational and library supplies and equipment. If it is mutually agreed that adequate monies are available within the W&B Fund to accommodate such expenses, the per diem rates shown on Attachment #9 shall be reduced to reflect the transfer of the expenses to the W&B Fund.

              5.17.3.6.1 Any reduction in per diem shall be verified by submittal by CSC of revised Fee Schedule and Budget Narrative forms, as provided by Attachment #10, to reflect removal of such expense items from the per diem. The completed Fee Schedule and Budget Narrative forms shall be submitted to the Deputy Director, or designee with a copy provided to the Contracts Administration Office in accordance with time frames stipulated by the Department.

              5.17.3.6.2 The Deputy Director or designee shall review the CSC documents and request, if necessary, additional information. A revised Attachment #9 shall be prepared by the Contracts Administration Office to reflect the mutually agreed reduced per diem rates.

              5.17.3.6.3 The revised Attachment #9 shall replace the existing Attachment; however, the former Attachment shall be retained on file to reflect the former agreement. A formal written amendment shall not be required to accommodate a reduction in per diem due to transfer of expenses from per diem to the W&B Fund, unless such reduction impacts programmatic aspects of required services. If required services are impacted, a formal amendment as required by
Article IX shall be required.

Attachment #10, Fee Schedule and Budget Narrative Forms are made part of this Contract by Amendment Number Two. Copies are included herein.

Paragraph 5.18 et seq.
Now Reads...

5.18 Inmate Telephone System - Esmor shall install the same inmate telephone system as the Department uses to ensure that calls are collect only and can be monitored, recorded and archived. In addition, the inmate telephone system shall network with the Department's system so the same intelligence data/reports obtained from Department institutions can be collected from the private prison Revenues generated by the telephone system shall be received by the Department. Esmor shall be allocated a fair share for deposit in the private prison A&R Fund.

      5.18.1 During the term of this Agreement, the Department shall provide information relative to its telephone system to Esmor.

Change to Read...

5.18 Inmate Telephone System - Inmates assigned to the secure prison shall have access to an inmate telephone system. For reasons of security, the same inmate telephone system and vendor as used by the Department shall be used by CSC. Inmate telephone services shall be made available in a manner identical to that described in Department written instructions.

      5.18.1 Revenues earned as a result of CSC's use of the inmate telephone system shall be directed from the Department's vendor to CSC for deposit in the W&B Fund to be used for the benefit of assigned inmates.

      5.18.2 CSC shall submit for Department approval written procedures regarding the provision and use of the inmate telephone system to include use of revenues received from the telephone system.

Paragraph 5.19
Now Reads...

5.19 Inmate Commissary (Store) shall be provided by Esmor in accordance with Department policy, i.e. 302.1.4. The commissary shall be operated at times that shall allow all inmates access whether it be weekdays and/or weekends. Profits from the inmate commissary shall be deposited in the private prison's A&R Fund managed by Esmor.

Change to Read...

5.19 Inmate Commissary (Store) Inmates shall have access to a commissary for purchase of goods. Items sold in the commissary may include items described in Department Written Instructions but, for reasons of security, shall not include any additional items.

Paragraph 5.19.1
Now Reads...

      5.19.1 The cost for the initial commissary inventory shall be borne by Esmor. After recovery of such costs from profits generated by sale of inventory items to inmates or from profits generated from the Inmate Telephone System, profits shall then be deposited in the A&R Fund.

Change to Read...

      5.19.1 The maximum allowable mark-up of goods for sale in the commissary may not exceed ten percent (10%).

Add paragraphs as follows:

      5.19.2 Net income from the sale of commissary goods shall be distributed as follows:

              5.19.2.1 Fifty percent (50%) for reimbursement to CSC for initial commissary capitalization.

              5.19.2.2  Fifty percent (50%) to the W&B Fund.

              5.19.2.3 Upon reimbursement of CSC's initial commissary capitalization, 100% of the profits earned from the sale of commissary goods shall be deposited in the W&B Fund.

      5.19.3 CSC may have access, through the Department's Central Office Purchasing Manager, to State contracts for goods to be sold in the commissary. Use of State contracts is not required and CSC may negotiate directly with suppliers in accordance with Department written instructions and guidelines provided herein. It is the expectation of the Department that commissary inventory shall be purchased at the lowest possible cost.

      5.19.4 CSC shall submit for Department approval written procedures regarding inmate commissary operations to include directions relative to the use of a competitive bidding process for purchase of commissary goods.

      5.19.5 At the conclusion of this Agreement, whether due to expiration or termination, the remaining inventory in the commissary shall be sold and the proceeds shall be directed to the remaining balance of the initial commissary capitalization. Revenues in excess of the original capitalization shall be deposited in the W&B fund. The final closing balance of the W&B Fund shall be transferred to the Department's Central Office A&R Fund. If CSC has recouped its initial commissary capitalization, all revenue from the inventory liquidation shall be deposited in the W & B Fund for subsequent transfer to the Central Office A & R Fund.

Article VI - Payment Obligations and Procedures/Financial Reports
Paragraph 6.3.15
Now Reads...

        6.3.15 The Assistant Director, Community Corrections Division, or designee, shall authorize payment. The warrant shall be made payable to Esmor Correctional Services, Inc. and sent to Esmor at the following address:

        Esmor Correctional Services, Inc.
        275 Broadhollow Road
        Melville, New York 11747

Change to Read...

        6.3.15 The Deputy Director, Prison Operations, or designee, shall authorize payment. The warrant shall be made payable to Correctional Services Corporation and sent to CSC at the following address:

        Correctional Services Corporation
        1819 Main Street, Suite 1000
        Sarasota, Florida  34236

Paragraph 6.4.5
Now Reads...

        6.4.5 Within ten (10) days after receipt of payment from a Contractor, Esmor shall send a check to the Department made payable to the "Arizona Department of Corrections - Alcohol Abuse Treatment Fund" for 67% of wages earned by assigned inmates for all work activities (three-party Agreements, Prison Work Program) during the previous month. Checks shall be sent to:

               Department of Corrections
               Health Services Business Office
               363 North First Avenue, M/C 940
               Phoenix, Arizona 85003

Change to Read...

       6.4.5 Within ten (10) days after receipt of payment from a Contractor, CSC shall send a check equal to the entire amount of the payment to the Department made payable to the "Arizona Department of Corrections - Alcohol Abuse Treatment Fund." Checks shall be sent to:

              Department of Corrections
              Attn: Business Administrator, Prison Operations
              1601 West Jefferson, M/C 410
              Phoenix, Arizona 85007

Paragraph 6.6.7.5
Now Reads...

              6.6.7.5 Esmor shall pay the charges by the tenth (10th) workday each month by check made payable to the Department of Corrections and sent to:

                       Department of Corrections
                       Attention: Business Manager
                       Community Corrections Division
                       363 North First Avenue, M/C 920
                       Phoenix, Arizona 85003

Change to Read...

              6.6.7.5 CSC shall pay the charges by the tenth (10th) workday each month by check made payable to the Department of Corrections and sent to:

                       Department of Corrections
                       Attn: Administrator, Bureau of Business and Finance 1601 West Jefferson, M/C 210
                       Phoenix, Arizona 85007

Add Subparagraphs as follows:

              6.6.12 All costs for remediation and/or correction to modify the secure prison in order to comply with Department requirements and applicable laws, rules, standards, codes and guidelines as specified in Articles III and V.

              6.6.13 All costs to deliver services to the assigned inmate population. (Refer to Article V)

              6.6.14 All costs to duplicate or obtain Department forms used in special purpose records.

              6.6.15 Costs for Department provision of staff training requested by CSC in excess of required levels relative to Specialty Training Topics. (Refer to Article IV)

              6.6.16 All costs for emergency, public safety or security services provided to CSC by the State or any political subdivision of the State (A.R.S. 41-1609.03).

Add Paragraph 6.7.2 as follows:

       6.7.2 Discharge allowance reimbursement, as invoiced by CSC and approved by the Deputy Director, or designee.

Paragraph 6.10 et seq.
Now Reads...

6.10  Financial Reports

      6.10.1 In accordance with A.R.S. 41-1609 M.1., Esmor shall provide audited financial statements to the Department on an annual basis due on or before March 31. Audited statements shall include, at a minimum, income statements and balance sheets for the previous calendar year.

      6.10.2 The Department shall have the right to request additional financial data in order to obtain information deemed necessary.

      6.10.3 Esmor shall provide two (2) copies of the audited financial statements to the Department Contract Monitor. The Monitor shall forward one complete copy each to the Assistant Director, Community Corrections Division and the Administrator, Bureau of Business and Finance.

Change to Read...

6.10  Financial Reports

      6.10.1 In accordance with A.R.S. 41-1609 M.1., CSC shall provide audited and unaudited financial statements to the Department. Audited financial statements shall be due on or before March 31 annually. The unaudited financial statements shall be provided on a quarterly basis beginning on or before March
31.   Audited statements shall include, at a minimum, income statements and
balance sheets for the previous calendar year.   Unaudited statements shall
include, at a minimum, income statements and balance sheets for the previous quarter.

      6.10.2 The Department shall have the right to request additional financial data in order to obtain information deemed necessary. Time frames for submittal and type(s) of financial data required shall be noted in the Department's written request for information.

      6.10.3 CSC shall provide two (2) copies of the audited financial statements to the Department Monitor. The Monitor shall forward one complete copy each to the Deputy Director and the Administrator, Bureau of Business and Finance.

Add Subparagraph 6.10.4 as follows:

      6.10.4 CSC must ensure that financial reports specific to the Phoenix-West Prison, i.e., balance sheets, income statements, can be provided upon request. All such information shall comply with generally accepted accounting principles. Time frames for submittal of financial reports and any other data shall be noted in the Department's written request for information.

Add Paragraph 6.11 et seq. as follows:

6.11  Requirements of A.R.S. 31-239, Utility fees

      6.11.1 A.R.S. 31-239, requires inmates who possess at least one major electrical appliance to pay a fixed fee of $2.00 per month for electricity usage. When Department written instructions are executed, CSC shall comply with the requirements of the referenced statute and Department written instructions in charging assigned inmates for electricity usage.

      6.11.2 Upon receipt of written notice from the Department to begin deducting the monthly fee, CSC shall comply with Department written instructions and the following procedure:

              6.11.2.1 By the tenth (10th) workday each month, CSC shall send a check made payable to the Department of Corrections for monies paid by inmates for electricity usage incurred the previous month. Department required reporting forms shall accompany each check to reflect monies received and debited. Checks shall be sent to:

                        Department of Corrections
                        Attn: Administrator, Bureau of Business & Finance 1601 West Jefferson, M/C 210
                        Phoenix, Arizona  85007

Add Paragraph 6.12 et seq. as follows:

6.12 CSC shall invoice the Department quarterly for reimbursement of discharge allowance paid to eligible inmates in accordance with Department written instructions.

      6.12.1 Invoices requesting reimbursement shall be submitted by CSC to the Department's Contract Monitor by the tenth work day of October, January, April and July during the term of the Agreement. Each invoice shall indicate the following information relative to each inmate who received discharge allowance: name of each inmate, Department assigned inmate number, amount paid, purpose of payment (clothing or transportation) and date of discharge.

              6.12.1.1 The Department Monitor shall verify the invoiced information and submit the invoice to the Deputy Director, or designee for authorization of payment.

      6.12.2 The Department shall reimburse CSC for discharge allowance within fifteen (15) workdays after receipt of invoice and verification of supporting detail from the Department Monitor. Warrants for reimbursement shall be made out to Correctional Services Corporation and shall be sent to ASP-PW at the following address:

              Correctional Services Corporation
              ASP-Phoenix West
              Attention: Business Manager
              3402 West Cocopah
              Phoenix, Arizona 85009

This Amendment shall be executed when all signatures are affixed.